Exhibit 99.1

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(502) 357-9000

VENTAS REPORTS THIRD QUARTER NORMALIZED FFO PER COMMON SHARE OF $0.66

AND FAD PER COMMON SHARE OF $0.62

Ventas Completes Over $150 Million of MOB Investments Year-to-Date

Ventas Expects 2007 Normalized FFO Per Common Share At High End of Previously

Announced Guidance Range of $2.60 to $2.67

LOUISVILLE, KY (November 8, 2007) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that third quarter 2007 normalized Funds from Operations (“FFO”) rose 32 percent to $88.7 million, compared with $67.0 million in the third quarter of 2006.

Normalized FFO per diluted common share in the third quarter of 2007 increased three percent to $0.66, from $0.64 per diluted common share for the comparable 2006 period. Weighted average diluted common shares outstanding in the third quarter of 2007 increased by 28.9 million shares to 133.5 million shares from 104.6 million shares for comparable period in 2006, and both periods reflect the $33.1 million increase in annual rent from the Company’s tenant Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) that became effective in the third quarter of 2006. The year-over-year increase in normalized FFO per diluted common share is primarily attributable to the Company’s acquisition program and its internal growth related to escalations on its triple-net lease portfolio.

FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), in the third quarter of 2007 increased 24 percent to $0.73, from $0.59 per diluted common share for the comparable 2006 period.

Normalized Funds Available for Distribution (“FAD”) per diluted common share in the third quarter of 2007 increased five percent to $0.62, from $0.59 per diluted common share for the comparable 2006 period. Year-over-year normalized FAD growth benefited from a decrease in straight-lining of rental income per diluted common share, offset by higher capital expenditures per diluted common share. The Company’s total third quarter 2007 normalized FAD rose 32 percent to $82.1 million, compared with $62.1 million in the third quarter of 2006.

“Ventas had another excellent quarter, with all aspects of our business performing well and our liquidity position strong,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “We continue to gain traction in our important medical office building (“MOB”) strategic growth area, with year-to-date investments in that sector exceeding $150 million, bringing our MOB portfolio above one million square feet. The 78 Sunrise communities we acquired in the second quarter are fully integrated and delivering very positive results. And our core healthcare triple-net lease portfolio remains a strong, high performing foundation for our Company.

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Ventas Reports Third Quarter Results

November 8, 2007

“Our strategy of building a high-quality, diverse and productive portfolio of healthcare and seniors housing assets is producing excellent results,” Cafaro added. “Our sector has strong supply/demand fundamentals that are less correlated with economic business cycles. This should enable our portfolio to deliver superior long-term value.”

Normalized FFO for the nine months ended September 30, 2007 was $242.9 million, or $2.03 per diluted common share, a 32 percent increase from $184.0 million, or $1.76 per diluted common share, for the comparable 2006 period.

Normalized FFO for the three and nine months ended September 30, 2007 excludes the net benefit (totaling $8.5 million and $34.4 million, respectively) of gains from merger-related currency transactions and income taxes, as well as a gain on the sale of securities, offset by merger-related costs.

SUNRISE PORTFOLIO

Total Portfolio

The Company’s senior living portfolio acquired in the second quarter of 2007 from Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”) and managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”) contains 78 communities. Ventas owns 100 percent of 18 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 60 communities.

Ventas’s partnership share of Net Operating Income after management fees (“NOI”) was $29.1 million for those 78 communities for the three months ended September 30, 2007. Total community NOI was $34.0 million for the same period.

72 Stabilized Communities

For the 72 stabilized Sunrise communities, Ventas’s share of NOI was $28.3 million for the three months ended September 30, 2007. Total community NOI for the stabilized assets was $33.0 million for the same period.

Average occupancy for these 72 stabilized communities was 93.3 percent during the third quarter, which improved from occupancy of 92.3 percent reported for May and June 2007, the first two full months of Ventas’s ownership of the assets. Average monthly sequential NOI at the stabilized Sunrise portfolio increased three percent over May and June results. Sunrise management continues to implement targeted programs to increase occupancy and control variable expenses at the Ventas communities. The quarterly occupancy rates and NOI across the communities were positively affected by these efforts.

Six Communities in Lease-up

Ventas’s Sunrise portfolio also contains six newly developed communities that are in lease-up. These properties are expected to deliver stabilized unlevered yields of between 9 percent and 9.5 percent. Ventas’s share of NOI at the development assets was $0.8 million for the three months ended September 30, 2007. These assets collectively are expected to become accretive to earnings by early 2008.

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Ventas Reports Third Quarter Results

November 8, 2007

GAAP NET INCOME

Net income available to common stockholders for the quarter ended September 30, 2007 was $28.0 million, or $0.21 per diluted common share, compared with net income for the quarter ended September 30, 2006 of $32.2 million, or $0.31 per diluted common share, after discontinued operations of $1.3 million.

Net income available to common stockholders for the nine months ended September 30, 2007 was $247.7 million, or $2.07 per diluted common share, after discontinued operations of $135.6 million, compared with net income for the nine months ended September 30, 2006 of $90.6 million, or $0.87 per diluted common share, after discontinued operations of $4.4 million.

THIRD QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Post July 1, 2007 Acquisitions: Over $130 Million of Acquisitions, Including Over $113 Million of MOB Investments

•

In August 2007, Ventas purchased a 76,300 square foot MOB located on the campus of an HCA hospital in Aurora, Colorado for $11.8 million. The MOB is currently 85 percent leased. The property was acquired in a joint venture with one of the Company’s existing partners, a national MOB developer, who will provide management and leasing services for the property. Ventas has a 98 percent ownership interest in the property.

•

In October 2007, Ventas purchased two additional MOBs, containing 284,000 square feet, in partnership with the same joint venture partner for an aggregate purchase price of $66.0 million. These MOBs are located in Colorado Springs, Colorado and are 100 percent leased. Memorial Health Systems, the largest area hospital system, leases 44 percent for a surgery center and out-patient care. The Company’s joint venture partner will provide management and leasing services and has an immaterial ownership interest in the properties.

•	In October 2007, Ventas also purchased two MOBs recently developed by a national MOB developer from whom the Company has previously acquired properties. The details are as follows:

➢	Ventas purchased a 30,000 square foot MOB located on the campus of HCA University Hospital in Tamarac, Florida for $7.6 million. The MOB is currently 100 percent leased and occupied, with 28 percent leased to the hospital. The seller will continue to provide management and leasing services for the property.

➢	Ventas purchased a 100,000 square foot MOB located on the campus of HCA Aventura Hospital and Medical Center in Aventura, Florida for $27.4 million. Currently, the MOB is in lease-up; 63 percent is leased, of which 27 percent is leased to the hospital. The property is encumbered with a $17.5 million construction loan. The MOB was acquired in a new joint venture with the developer, who will continue to provide management and leasing services for the property. Ventas has a 93 percent ownership interest in the property.

•	Ventas’s MOB investments are expected to generate at least a seven percent unlevered yield, plus annual escalations.

•	As previously announced, in July 2007, Ventas purchased two seniors housing communities, leased by Senior Care, Inc., for $18.5 million.

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Ventas Reports Third Quarter Results

November 8, 2007

Portfolio and Performance Highlights

•	With this acquisition and divestiture activity:

➢	annualized revenue from Kindred represents approximately 28 percent of the Company’s annualized total revenues;

➢	annualized revenue from private-pay, non-government-reimbursed assets represents 68 percent of the Company’s annualized total revenues, computed on the same pro forma basis;

➢	annualized revenue from the Company’s operating assets, where rent is paid directly from residents of the Company’s operating seniors housing communities and MOB tenants, constitutes approximately 44 percent of its annualized total revenues, computed on the same pro forma basis;

➢	assets leased to Kindred represent approximately 15 percent of the Company’s total real estate assets (measured on a gross book value basis) on its consolidated balance sheet; and

➢	annualized revenue for the above computations is determined by excluding the Company’s partner’s share in revenue in the numerator and the denominator.

•	Ventas was ranked as one of the top ten best performing REITs in the MSCI US REIT Index for the five-year period ended September 30, 2007, with annual total shareholder return of 32.2 percent.

•

The 203 skilled nursing facilities and hospitals leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.2 times for the trailing twelve-month period ended June 30, 2007 (the latest date available).

•

Supplemental information regarding Ventas’s portfolio of 518 healthcare and seniors housing assets is available on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

Development Pipeline

•

As previously announced, Ventas plans to acquire an 80 percent interest in Sunrise at Thorne Mills on Steeles senior living community in Vaughan, Ontario for Cdn $52.7 million. The acquisition is expected to be completed during the fourth quarter of 2007. The Steeles community contains 229 units, with capacity for 256 residents. Residents began moving in during September 2007, the community is home to 45 new residents and is approximately 19 percent occupied. It should produce positive NOI by late 2008. The expected unlevered yield on stabilization should approximate 8 percent to 8.5 percent, and the Company expects the acquisition to result in dilution of approximately ($0.01) per diluted common share during the fourth quarter of 2007, which will be included in the Company’s normalized FFO results. There can be no assurance regarding the timing, closing or performance of this proposed acquisition.

Balance Sheet, Financing & Capital Markets

•

As previously announced, in September 2007, Moody’s Investors Service upgraded Ventas’s unsecured debt rating to Ba1 from Ba2, with a stable outlook. Ventas’s unsecured debt is currently rated BBB- (stable) by Fitch, BB+ (positive) by Standard & Poor’s and Ba1 (stable) by Moody’s.

•	In August 2007, Ventas entered into a Cdn $90 million unsecured revolving credit facility (the “Canadian Credit Facility”) with Bank of Montreal. Pricing under the Canadian Credit Facility is

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Ventas Reports Third Quarter Results

November 8, 2007

currently at an all-in rate of 6.3 percent. Ventas used the proceeds of the Canadian Credit Facility to pay down its existing U.S. $600 million unsecured revolving credit facility. Borrowings outstanding under the U.S. unsecured revolving credit facility were $108 million at quarter end.

Additional News

•

As previously announced, Lisa M. Brush recently joined Ventas as Senior Vice President – Senior Housing Development and Operations. Ms. Brush previously was Chief Operating Officer of Sunrise REIT, which Ventas acquired in April 2007.

VENTAS EXPECTS 2007 NORMALIZED FFO AT HIGH END OF PREVIOUSLY ANNOUNCED RANGE

Ventas currently expects its 2007 normalized FFO to be at the high end of its previously announced guidance range of $2.60 to $2.67 per diluted common share. For 2006, Ventas reported normalized FFO per diluted common share of $2.44.

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants, borrowers and managers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance (and related U.S. generally accepted accounting principles (“GAAP”) earnings projections) excludes (a) gains and losses on the sales of assets, (b) the impact of future, unannounced acquisitions, divestitures (including pursuant to tenant options to purchase) and capital transactions, (c) merger-related benefits, costs and expenses that are not capitalized under GAAP, including transitional expenses, amortization of fees related to acquisition financing and costs, gains and losses for foreign currency hedge agreements, and expenses relating to the Company’s lawsuit against HCP, Inc., (d) the impact of any expenses related to asset impairment, the write-off of unamortized deferred financing fees, or additional costs, expenses or premiums incurred as a result of early debt retirement, (e) the non-cash effect of income tax benefits, and (f) dilution resulting from the Company’s convertible notes.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

THIRD QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on November 9, 2007, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc. is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 518 seniors housing and healthcare-related properties located in 43 states and two Canadian provinces. Its diverse portfolio includes 252 seniors housing communities, 197 skilled nursing facilities, 42 hospitals and 27 medical office and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

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Ventas Reports Third Quarter Results

November 8, 2007

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ending December 31, 2007; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) risks associated with the acquisition of Sunrise Senior Living REIT (“Sunrise REIT”), including the timely delivery of accurate property-level financial results for the Company’s properties and the Company’s ability to timely and fully realize the expected revenues and cost savings therefrom; (q) factors causing volatility in the Company’s revenues generated by the properties acquired in connection with the acquisition of Sunrise REIT, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims; (r) the movement of U.S. and Canadian exchange rates; (s) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (t) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of such liabilities; and (u) the impact of the Sunrise Senior Living, Inc. strategic review process and accounting, legal and regulatory issues. Many of these factors are beyond the control of the Company and its management.

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Ventas Reports Third Quarter Results

November 8, 2007

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006

(In thousands, except per share amounts)

	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Real estate investments:
Land	$564,462	$551,463	$359,104	$357,804	$300,384
Buildings and improvements	5,548,290	5,500,868	3,386,697	3,350,033	2,801,301

	6,112,752	6,052,331	3,745,801	3,707,837	3,101,685

Accumulated depreciation	(765,598)	(718,342)	(692,402)	(659,584)	(627,800)

Net real estate property	5,347,154	5,333,989	3,053,399	3,048,253	2,473,885
Loans receivable, net	35,556	34,792	35,554	35,647	192,578

Net real estate investments	5,382,710	5,368,781	3,088,953	3,083,900	2,666,463
Cash and cash equivalents	28,573	30,138	—	1,246	1,935
Escrow deposits and restricted cash	89,807	99,058	80,039	80,039	52,818
Deferred financing costs, net	22,280	23,202	17,984	18,415	18,100
Notes receivable-related parties	2,144	2,126	2,484	2,466	2,518
Other	136,106	148,148	96,707	67,734	66,581

Total assets	$5,661,620	$5,671,453	$3,286,167	$3,253,800	$2,808,415

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$3,267,705	$3,284,642	$2,370,418	$2,329,053	$2,007,128
Deferred revenue	9,665	10,219	7,607	8,194	8,780
Accrued dividend	—	—	—	41,949	—
Accrued interest	46,752	21,157	45,696	19,929	35,460
Accounts payable and other accrued liabilities	152,753	140,493	122,155	114,012	82,585
Deferred income taxes	313,987	309,215	30,394	30,394	30,394

Total liabilities	3,790,862	3,765,726	2,576,270	2,543,531	2,164,347

Minority interest	26,781	26,622	983	393	393

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 133,451, 133,366, 106,314, 106,137 and 104,101 shares issued at September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively	33,371	33,350	26,587	26,545	26,036
Capital in excess of par value	1,817,809	1,814,637	771,004	766,470	699,094
Accumulated other comprehensive income	6,652	9,482	914	1,037	1,569
Retained earnings (deficit)	(13,761)	21,636	(89,591)	(84,176)	(83,024)
Treasury stock, 3, 0, 0, 0 and 0 at September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively	(94)	—	—	—	—

Total stockholders’ equity	1,843,977	1,879,105	708,914	709,876	643,675

Total liabilities and stockholders’ equity	$5,661,620	$5,671,453	$3,286,167	$3,253,800	$2,808,415

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Ventas Reports Third Quarter Results

November 8, 2007

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three and Nine Months Ended September 30, 2007 and 2006

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Rental income	$121,167	$104,004	$359,374	$292,544
Resident fees and services	103,938	—	175,338	—
Interest income from loans receivable	477	2,566	2,115	4,373
Interest and other income	712	285	2,411	998

Total revenues	226,294	106,855	539,238	297,915
Expenses:
Interest	54,092	34,019	148,771	97,962
Depreciation and amortization	70,716	29,024	161,516	85,380
Property-level operating expenses	71,382	727	122,730	2,003
General, administrative and professional fees (including non-cash stock-based compensation expense of $1,768 and $751 for the three months ended 2007 and 2006, respectively, and $5,602 and $2,236 for the nine months ended 2007 and 2006, respectively)	9,315	6,539	24,919	19,457
Foreign currency loss (gain)	116	—	(24,245)	—
Merger-related expenses	1,535	—	2,327	—
Rent reset costs	—	7,361	—	7,361
Reversal of contingent liability	—	(1,769)	—	(1,769)
(Gain) loss on extinguishment of debt	(88)	—	(88)	1,273

Total expenses	207,068	75,901	435,930	211,667

Income before income taxes, minority interest and discontinued operations	19,226	30,954	103,308	86,248
Income tax benefit	9,463	—	15,074	—

Income before minority interest and discontinued operations	28,689	30,954	118,382	86,248
Minority interest, net of tax	675	—	1,088	—

Income from continuing operations	28,014	30,954	117,294	86,248
Discontinued operations	—	1,287	135,623	4,385

Net income	28,014	32,241	252,917	90,633
Preferred stock dividends and issuance costs	—	—	5,199	—

Net income available to common stockholders	$28,014	$32,241	$247,718	$90,633

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.21	$0.30	$0.94	$0.83
Discontinued operations	—	0.01	1.14	0.04

Net income available to common stockholders	$0.21	$0.31	$2.08	$0.87

Diluted:
Income from continuing operations applicable to common shares	$0.21	$0.30	$0.94	$0.83
Discontinued operations	—	0.01	1.13	0.04

Net income available to common stockholders	$0.21	$0.31	$2.07	$0.87

Weighted average shares used in computing earnings per common share:
Basic	133,205	104,021	118,989	103,886
Diluted	133,503	104,568	119,422	104,415

Dividends declared per common share	$0.475	$0.395	$1.425	$1.185

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Ventas Reports Third Quarter Results

November 8, 2007

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	2007 Quarters			2006 Quarters
	Third	Second	First	Fourth	Third
Revenues:
Rental income	$121,167	$120,057	$118,150	$113,408	$104,004
Resident fees and services	103,938	71,400	—	—	—
Interest income from loans receivable	477	815	823	2,641	2,566
Interest and other income	712	1,450	249	1,888	285

Total revenues	226,294	193,722	119,222	117,937	106,855
Expenses:
Interest	54,092	55,148	39,531	38,582	34,019
Depreciation and amortization	70,716	57,994	32,806	31,792	29,024
Property-level operating expenses	71,382	50,407	941	1,168	727
General, administrative and professional fees (including non-cash stock-based compensation expense of $1,768, $1,820, $2,014, $810 and $751, respectively)	9,315	8,023	7,581	6,679	6,539
Foreign currency loss (gain)	116	(18,575)	(5,786)	—	—
Merger-related expenses	1,535	792	—	—	—
Rent reset costs	—	—	—	—	7,361
Reversal of contingent liability	—	—	—	—	(1,769)
Gain on extinguishment of debt	(88)	—	—	—	—

Total expenses	207,068	153,789	75,073	78,221	75,901

Income before income taxes, minority interest and discontinued operations	19,226	39,933	44,149	39,716	30,954
Income tax benefit	9,463	5,611	—	—	—

Income before minority interest and discontinued operations	28,689	45,544	44,149	39,716	30,954
Minority interest, net of tax	675	408	5	—	—

Income from continuing operations	28,014	45,136	44,144	39,716	30,954
Discontinued operations	—	134,661	962	1,081	1,287

Net income	28,014	179,797	45,106	40,797	32,241
Preferred stock dividends and issuance costs	—	5,199	—	—	—

Net income available to common stockholders	$28,014	$174,598	$45,106	$40,797	$32,241

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.21	$0.34	$0.42	$0.38	$0.30
Discontinued operations	—	1.15	0.01	0.01	0.01

Net income available to common stockholders	$0.21	$1.49	$0.43	$0.39	$0.31

Diluted:
Income from continuing operations applicable to common shares	$0.21	$0.34	$0.41	$0.38	$0.30
Discontinued operations	—	1.14	0.01	0.01	0.01

Net income available to common stockholders	$0.21	$1.48	$0.42	$0.39	$0.31

Shares used in computing earnings per common share:
Basic	133,205	117,419	106,044	105,155	104,021
Diluted	133,503	117,825	106,775	105,667	104,568

Dividends declared per common share	$0.475	$0.475	$0.475	$0.395	$0.395

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Ventas Reports Third Quarter Results

November 8, 2007

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2007 and 2006

(In thousands)

(Unaudited)

	2007	2006
Cash flows from operating activities:
Net income	$252,917	$90,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	162,501	87,232
Amortization of deferred revenue and lease intangibles, net	(6,629)	(1,809)
Other amortization expenses	1,981	2,320
Stock-based compensation	5,602	2,236
Straight-lining of rental income	(12,932)	(14,735)
Gain on sale of assets (including amounts in discontinued operations)	(129,478)	—
Loss on extinguishment of debt	—	1,273
Reversal of contingent liability	—	(1,769)
Loss on bridge financing	2,550	—
Deferred tax benefit	(15,074)	—
Other	(378)	764
Changes in operating assets and liabilities:
Increase in other assets	16,326	(18,958)
Increase in accrued interest	22,628	21,042
Increase in other liabilities	47,959	10,017

Net cash provided by operating activities	347,973	178,246
Cash flows from investing activities:
Net investment in real estate property	(1,310,186)	(63,978)
Investment in loans receivable	—	(156,849)
Proceeds from sale of assets	157,400	—
Proceeds from sale of securities	7,773	—
Proceeds from loans receivable	23,764	4,244
Capital expenditures	(3,444)	(334)
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	9,000	—
Other	322	4,447

Net cash used in investing activities	(1,115,371)	(212,470)
Cash flows from financing activities:
Net change in borrowings under unsecured revolving credit facility	46,400	72,300
Net change in borrowings under secured revolving credit facility	—	(89,200)
Net change in borrowings under Canadian credit facility	84,159	—
Issuance of bridge financing	1,230,000	—
Repayment of bridge financing	(1,230,000)	—
Proceeds from debt	9,410	223,605
Repayment of debt	(143,775)	(12,997)
Debt and preferred stock issuance costs	(4,300)	—
Payment of deferred financing costs	(5,534)	(3,754)
Purchase of foreign currency hedge	(8,489)	—
Issuance of common stock	1,045,729	696
Cash distribution to preferred stockholders	(3,449)	—
Cash distribution to common stockholders	(219,253)	(160,598)
Other	8,194	4,466

Net cash provided by financing activities	809,092	34,518

Net increase in cash and cash equivalents	41,694	294
Effect of foreign currency translation on cash and cash equivalents	(14,367)	—
Cash and cash equivalents at beginning of period	1,246	1,641

Cash and cash equivalents at end of period	$28,573	$1,935

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Ventas Reports Third Quarter Results

November 8, 2007

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	2007 Quarters			2006 Quarters
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$28,014	$179,797	$45,106	$40,797	$32,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	70,716	58,352	33,433	32,421	29,651
Amortization of deferred revenue and lease intangibles, net	(3,027)	(2,998)	(604)	(603)	(611)
Other amortization expenses	322	549	1,110	933	778
Stock-based compensation	1,768	1,820	2,014	768	751
Straight-lining of rental income	(4,326)	(4,337)	(4,269)	(5,228)	(4,871)
Gain on sale of assets (including amounts in discontinued operations)	—	(129,478)	—	—	—
Reversal of contingent liability	—	—	—	—	(1,769)
Loss on bridge financing	—	2,550	—	—	—
Deferred tax benefit	(9,463)	(5,611)	—	—	—
Realized gain on foreign currency hedge	—	5,786	—	—	—
Unrealized gain on foreign currency hedge	—	—	(5,786)	—	—
Net gain on sale of securities	—	(864)	—	(1,379)	—
Other	463	(11)	34	(276)	904
Changes in operating assets and liabilities:
Decrease (increase) in other assets	25,972	6,931	(16,577)	(22,863)	(15,747)
Increase (decrease) in accrued interest	25,125	(28,245)	25,748	(15,531)	20,999
Increase (decrease) in other liabilities	46,570	(6,542)	7,931	31,445	10,485

Net cash provided by operating activities	182,134	77,699	88,140	60,484	72,811
Cash flows from investing activities:
Net investment in real estate property	(81,835)	(1,198,000)	(30,351)	(426,278)	—
Investment in loans receivable	—	—	—	(34,219)	(156,849)
Proceeds from sale of assets	—	157,400	—	—	—
Proceeds from sale of securities	—	2,701	5,072	—	—
Proceeds from loans receivable	643	23,011	110	191,167	88
Capital expenditures	(2,242)	(1,166)	(36)	(89)	(101)
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	9,000	—	—	—	—
Other	(18)	358	(18)	52	(17)

Net cash used in investing activities	(74,452)	(1,015,696)	(25,223)	(269,367)	(156,879)
Cash flows from financing activities:
Net change in borrowings under unsecured revolving credit facility	(109,800)	4,700	151,500	(15,300)	(94,700)
Net change in borrowings under secured revolving credit facility	—	—	—	—	—
Net change in borrowings under Canadian credit facility	84,159	—	—	—	—
Issuance of bridge financing	—	1,230,000	—	—	—
Repayment of bridge financing	—	(1,230,000)	—	—	—
Proceeds from debt	1,095	8,315	—	225,400	221,531
Repayment of debt	(12,059)	(14,446)	(117,270)	(3,087)	(2,620)
Debt and preferred stock issuance costs	—	(4,300)	—	—	—
Payment of deferred financing costs	(131)	(4,991)	(412)	(1,122)	(853)
Purchase of foreign currency hedge	—	—	(8,489)	—	—
Issuance of common stock	(250)	1,045,979	—	—	—
Cash distributions to preferred stockholders	—	(3,449)	—	—	—
Cash distributions to common stockholders	(63,411)	(63,371)	(92,471)	—	(41,141)
Other	2,099	3,116	2,979	2,303	1,854

Net cash (used in) provided by financing activities	(98,298)	971,553	(64,163)	208,194	84,071

Net increase (decrease) in cash and cash equivalents	9,384	33,556	(1,246)	(689)	3
Effect of foreign currency translation on cash and cash equivalents	(10,949)	(3,418)	—	—	—
Cash and cash equivalents at beginning of period	30,138	—	1,246	1,935	1,932

Cash and cash equivalents at end of period	$28,573	$30,138	$—	$1,246	$1,935

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Ventas Reports Third Quarter Results

November 8, 2007

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2007 Quarters			2006 Quarters
	Third	Second	First	Fourth	Third
Net income available to common stockholders	$28,014	$174,598	$45,106	$40,797	$32,241
Adjustments:
Depreciation and amortization on real estate assets	70,549	57,827	32,209	31,172	28,544
Depreciation on real estate assets related to minority interest	(1,420)	(938)	—	—	—
Discontinued operations:
Gain on sale of real estate assets	—	(129,478)	—	—	—
Depreciation and amortization on real estate assets	—	203	609	612	612

FFO	97,143	102,212	77,924	72,581	61,397
Gain on foreign currency hedge	—	(18,528)	(5,786)	—	—
Preferred stock issuance costs	—	1,750	—	—	—
Bridge loan fee	—	2,550	—	—	—
Merger-related expenses	1,535	792	—	—	—
Gain on sale of securities	—	(864)	—	(1,379)	—
Deferred tax benefit	(9,897)	(5,856)	—	—	—
Rent reset costs	—	—	—	—	7,361
Reversal of contingent liability	—	—	—	—	(1,769)
Gain on extinguishment of debt	(88)	—	—	—	—

Normalized FFO	88,693	82,056	72,138	71,202	66,989
Straight-lining of rental income	(4,326)	(4,337)	(4,269)	(5,228)	(4,871)
Capital expenditures	(2,243)	(1,166)	(36)	(89)	(46)

FAD	$82,124	$76,553	$67,833	$65,885	$62,072

Per diluted share:
Net income available to common stockholders	$0.21	$1.48	$0.42	$0.39	$0.31
Adjustments:
Depreciation and amortization on real estate assets	0.53	0.49	0.31	0.30	0.27
Depreciation on real estate assets related to minority interest	(0.01)	(0.01)	—	—	—
Discontinued operations:
Gain on sale of real estate assets	—	(1.10)	—	—	—
Depreciation and amortization on real estate assets	—	—	0.01	0.01	0.01

FFO	0.73	0.87	0.73	0.69	0.59
Gain on foreign currency hedge	—	(0.16)	(0.05)	—	—
Preferred stock issuance costs	—	0.01	—	—	—
Bridge loan fee	—	0.02	—	—	—
Merger-related expenses	0.01	0.01	—	—	—
Gain on sale of securities	—	(0.01)	—	(0.01)	—
Deferred tax benefit	(0.07)	(0.05)	—	—	—
Rent reset costs	—	—	—	—	0.07
Reversal of contingent liability	—	—	—	—	(0.02)
Gain on extinguishment of debt	—	—	—	—	—

Normalized FFO	0.66	0.70	0.68	0.67	0.64
Straight-lining of rental income	(0.03)	(0.04)	(0.04)	(0.05)	(0.05)
Capital expenditures	(0.02)	(0.01)	(0.00)	(0.00)	(0.00)

FAD	$0.62	$0.65	$0.64	$0.62	$0.59

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Ventas Reports Third Quarter Results

November 8, 2007

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and capital expenditures.

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

Normalized FFO Guidance for the Year Ending December 31, 2007

The following table illustrates the Company’s normalized FFO guidance per diluted common share for the year ending December 31, 2007:

	GUIDANCE For the Year Ending December 31, 2007
Net income available to common stockholders	$2.26	-	$2.33
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to minority interest and gain on sale of real estate assets, net	0.83	-	0.83

FFO	3.09	-	3.16
Merger-related items:
Gain on foreign currency hedge, gain on sale of securities, merger-related expenses and income tax benefit, net	(0.49)	-	(0.49)

Normalized FFO	2.60	-	2.67
Straight-lining of rental income and capital expenditures	(0.18)	-	(0.18)

FAD	$2.42	-	$2.49

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Ventas Reports Third Quarter Results

November 8, 2007

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended September 30, 2007, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for trailing twelve months ended
September 30, 2007	$240,631
Add back:
Pro forma interest (including discontinued operations)	244,975
Pro forma depreciation and amortization (including discontinued operations)	280,953
Stock-based compensation	6,412
Gain on extinguishment of debt	(88)
Income tax benefit	(37,852)
Minority interest	2,654
Net gain on real estate disposals	(129,478)
Other taxes	1,212

Pro forma EBITDA	$609,419

As of September 30, 2007:
Debt	$3,267,705
Cash	(43,212)

Net debt	$3,224,493

Net debt to pro forma EBITDA	5.3	x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Third Quarter Results

November 8, 2007

Scheduled Maturities of Borrowing Arrangements

The Company’s indebtedness has the following maturities (in thousands):

As of September 30, 2007
2007	$23,869
2008	180,963
2009	531,691
2010	282,539
2011	303,591
Thereafter	1,931,399

Total maturities	3,254,052
Unamortized fair value adjustment	20,777
Unamortized discounts	(7,123)

Senior notes payable and other debt	$3,267,706

Sunrise’s pro rata share of total maturities is approximately $151.8 million.

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Ventas Reports Third Quarter Results

November 8, 2007

Non-GAAP Financial Measures Reconciliation (In thousands, except per share amounts)

	For the Nine Months Ended September 30,
	2007	2006
Net income available to common stockholders	$247,718	$90,633
Adjustments:
Depreciation and amortization on real estate assets	160,585	84,602
Depreciation on real estate assets related to minority interest	(2,358)	—
Discontinued operations:
Gain on sale of real estate assets	(129,478)	—
Depreciation and amortization on real estate assets	812	1,852

FFO	277,279	177,087
Gain on foreign currency hedge	(24,314)	—
Preferred stock issuance costs	1,750	—
Bridge loan fee	2,550	—
Merger-related expenses	2,327	—
Gain on sale of securities	(864)	—
Deferred tax benefit	(15,753)	—
Rent reset costs	—	7,361
Reversal of contingent liability	—	(1,769)
(Gain) loss on extinguishment of debt	(88)	1,273

Normalized FFO	242,887	183,952

Straight-lining of rental income	(12,932)	(14,735)
Capital expenditures	(3,445)	—

FAD	$226,510	$169,217

Per diluted share:
Net income available to common stockholders	$2.07	$0.87
Adjustments:
Depreciation and amortization on real estate assets	1.34	0.81
Depreciation on real estate assets related to minority interest	(0.02)	—
Discontinued operations:
Gain on sale of real estate assets	(1.08)	—
Depreciation and amortization on real estate assets	0.01	0.02

FFO	2.32	1.70
Gain on foreign currency hedge	(0.20)	—
Preferred stock issuance costs	0.01	—
Bridge loan fee	0.02	—
Merger-related expenses	0.02	—
Gain on sale of securities	(0.01)	—
Deferred tax benefit	(0.13)	—
Rent reset costs	—	0.07
Reversal of contingent liability	—	(0.02)
Loss on extinguishment of debt	—	0.01

Normalized FFO	2.03	1.76

Straight-lining of rental income	(0.11)	(0.15)
Capital expenditures	(0.03)	—

FAD	$1.90	$1.61

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